                                                                    Exhibit 21.1



                   Subsidiaries of Physicians' Specialty Corp.



         Subsidiary                                               State of Incorporation
         ----------                                               ----------------------

         PSC Management Corp.                                            Delaware
         PSC Acquisition Corp.                                           Delaware
         ENT & Allergy Associates, Inc.                                  Delaware
         South Florida Otolaryngology, Inc.                              Delaware
         ENT Center of Atlanta, Inc.                                     Georgia
         Atlanta ENT Center for Physicians, Inc.                         Georgia
         Atlanta-AHP, Inc.                                               Georgia
         Association A, Inc.                                             Florida
         Association B, Inc.                                             Florida
         Association C, Inc.                                             Florida
         Association D, Inc.                                             Florida
         Association E, Inc.                                             Florida
         Association F, Inc.                                             Florida
         Atlanta Facial Plastic Surgery, Inc.                            Georgia